Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AGI Inc 2026 Omnibus Incentive Plan of our report dated September 5, 2025, with respect to the consolidated financial statements of Agi Financial Holding S.A. included in the Registration Statement (Form F-1 No. 333-292720) and related Prospectus of AGI Inc, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Auditores Independentes S/S Ltda.

Brasília,

Brazil

April 28, 2026